EX-33.10
Management's Assertion on Compliance with Applicable
Regulation AB Servicing Criteria

1. Midland Mortgage Co. ("Midland"), the Subservicer for MidFirst Bank, the Servicer, is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, for the period from September 1, 2007 up to and including December 31, 2007 (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report include outstanding publicly traded asset-backed securities involving residential mortgage loans for which Midland Mortgage Co. acted as the subservicer on or after September 1, 2007 (the "Platform"), on behalf of MidFirst Bank, the servicer, related to the above named security transactions;

2. Midland has engaged certain vendors (the "Vendors") to perform specific, limited or scripted activities, and Midland elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors' activities as set forth in Appendix A hereto, except for Midland's hazard insurance Vendor that has provided its own report on assessment of compliance with the applicable servicing criteria. Except for Midland's hazard insurance Vendor, Midland has determined its Vendors are not "servicers" as defined in Item 1101 (j) of Regulation AB and asserts that it has policies and procedures in place to provide reasonable assurance that the Vendors' activities comply, in all material respects, with the servicing criteria applicable to each vendor;

3. Except as set forth in paragraph 4 below, Midland used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4. The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to Midland based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5. Midland has complied, in all material respects, with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole.

6. Midland has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole;

7. Midland has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole; and

8. NDB Accountants & Consultants LLP, a registered public accounting firm, has issued an attestation report on Midland's assessment of compliance with the applicable servicing criteria for the Reporting Period.

February 28, 2008

Midland Mortgage Co.

By: /s/ Chris Wertzberger
Name: Chris Wertzberger
Title: 1st Vice President


(page)


APPENDIX A



                             SERVICING CRITERIA
                                                                                       Performed         Inapplicable
                                                                 Performed             by Vendor         Servicing
Reference                        Criteria                        by Servicer           (1)               Criteria (2)

                   General Servicing Considerations

1122(d)(1)(i)      Policies and procedures are instituted             X
                   to monitor any performance or other
                   triggers and events of default in
                   accordance with the transaction
                   agreements.

1122(d)(1)(ii)     If any material servicing activities               X
                   are outsourced to third parties, policies
                   and procedures are instituted to monitor
                   the third party's performance and
                   compliance with such servicing
                   activities.


1122(d)(1)(iii)    Any requirements in the transaction                                                        X
                   agreements to maintain a back-up servicer
                   for the [pool assets] are maintained.

1122(d)(1)(iv)     A fidelity bond and errors and                     X
                   omissions policy is in effect on the
                   party participating in the servicing
                   function throughout the reporting period
                   in the amount of coverage required by and
                   otherwise in accordance with the terms of
                   the transaction agreements.



                   Cash Collection and Administration

1122(d)(2)(i)      Payments on [pool assets] are deposited            X
                   into the appropriate custodial bank
                   accounts and related bank clearing
                   accounts no more than two business days
                   following receipt, or such other number
                   of days specified in the transaction
                   agreements.

1122(d)(2)(ii)     Disbursements made via wire transfer on            X
                   behalf of an obligor or to an investor are
                   made only by authorized personnel.

1122(d)(2)(iii)    Advances of funds or guarantees                    X^3
                   regarding collections, cash flows or
                   distributions, and any interest or other
                   fees charged for such advances, are made,
                   reviewed and approved as specified in
                   the transaction agreements.

1122(d)(2)(iv)     The related accounts for the                       X^4
                   transaction, such as cash reserve
                   accounts or accounts established as a
                   form of overcollateralization, are
                   separately maintained (e.g., with respect
                   to commingling of cash) as set forth in
                   the transaction agreements.

1122(d)(2)(v)      Each custodial account is maintained at            X
                   a federally insured depository
                   institution as set forth in the
                   transaction agreements. For purposes of
                   this criterion, "federally insured
                   depository institution" with respect to a
                   foreign financial institution means a
                   foreign financial institution that meets
                   the requirements of Rule 13k-1(b)(1)
                   of the Securities Exchange Act.

1122(d)(2)(vi)     Unissued checks are safeguarded so as              X
                   to prevent unauthorized access.

1122(d)(2)(vii)    Reconciliations are prepared on a                  X
                   monthly basis for all asset-backed
                   securities related bank accounts,
                   including custodial accounts and related
                   bank clearing accounts. These
                   reconciliations are (A) mathematically
                   accurate; (B) prepared within 30
                   calendar days after the bank statement
                   cutoff date, or such other number of days
                   specified in the transaction agreements;
                   (C) reviewed and approved by someone
                   other than the person who prepared the
                   reconciliation; and (D) contain
                   explanations for reconciling items.
                   These reconciling items are resolved
                   within 90 calendar days of their original
                   identification, or such other number of
                   days specified in the transaction
                   agreements.



                             SERVICING CRITERIA
                                                                                       Performed         Inapplicable
                                                                 Performed             by Vendor         Servicing
Reference                        Criteria                        by Servicer           (1)               Criteria (2)

                   Investor Remittances and Reporting

1122(d)(3)(i)      Reports to investors, including those              X^5,6
                   to be filed with the Commission, are
                   maintained in accordance with the
                   transaction agreements and applicable
                   Commission requirements. Specifically,
                   such reports (A) are prepared in
                   accordance with timeframes and other
                   terms set forth in the transaction
                   agreements; (B) provide information
                   calculated in accordance with the terms
                   specified in the transaction agreements;
                   (C) are filed with the Commission as
                   required by its rules and regulations;
                   and (D) agree with the investors' or
                   trustee's records as to the total unpaid
                   principal balance and number of [pool
                   assets] serviced by the Servicer.

1122(d)(3)(ii)     Amounts due to investors are allocated             X^6
                   and remitted in accordance with
                   timeframes, distribution priority and
                   other terms set forth in the transaction
                   agreements.

1122(d)(3)(iii)    Disbursements made to an investor are              X^6
                   posted within two business days to the
                   Servicer's investor records, or such other
                   number of days specified in the transaction
                   agreements.

1122(d)(3)(iv)     Amounts remitted to investors per the              X^6
                   investor reports agree with cancelled
                   checks, or other form of payment, or
                   custodial bank statements.



                   Pool Asset Administration

1122(d)(4)(i)      Collateral or security on [pool assets]            X^7
                   is maintained as required by the
                   transaction agreements or related
                   mortgage loan documents.

1122(d)(4)(ii)     [pool assets] and related documents are            X
                   safeguarded as required by the
                   transaction agreements.

1122(d)(4)(iii)    Any additions, removals or substitutions           X
                   to the asset pool are made, reviewed and
                   approved in accordance with any conditions
                   or requirements in the transaction agreements.

1122(d)(4)(iv)     Payments on [pool assets], including any           X
                   payoffs, made in accordance with related
                   [pool asset] documents are posted to the
                   Servicer's obligor records maintained no
                   more than two business days after
                   receipt, or such other number of days
                   specified in the transaction agreements,
                   and allocated to principal, interest, or
                   other items (e.g., escrow) in accordance
                   with the related [pool asset] documents.

1122(d)(4)(v)      The Servicer's records regarding the               X
                   [pool assets] agree with the Servicer's
                   records with respect to an obligor's
                   unpaid principal balance.


1122(d)(4)(vi)     Changes with respect to the terms or               X
                   status of an obligor's [pool assets] (e.g.,
                   loan modifications or re-agings) are
                   made, reviewed and approved by authorized
                   personnel in accordance with the
                   transaction agreements and related pool
                   asset documents.

1122(d)(4)(vii)    Loss mitigation or recovery actions                X
                   (e.g., forbearance plans, modifications
                   and deeds in lieu of foreclosure,
                   foreclosures and repossessions, as
                   applicable) are initiated, conducted and
                   concluded in accordance with
                   the timeframes or other requirements
                   established by the transaction
                   agreements.

1122(d)(4)(viii)   Records documenting collection efforts             X
                   are maintained during the period a [pool
                   asset] is delinquent in accordance with
                   the transaction agreements. Such records
                   are maintained on at least a monthly
                   basis, or such other period specified in
                   the transaction agreements, and describe
                   the entity's activities in monitoring
                   delinquent [pool assets] including, for
                   example, phone calls, letters and
                   payment rescheduling plans in cases where
                   delinquency is deemed temporary (e.g.,
                   illness or unemployment).



                             SERVICING CRITERIA
                                                                                       Performed         Inapplicable
                                                                 Performed             by Vendor         Servicing
Reference                        Criteria                        by Servicer           (1)               Criteria (2)

1122(d)(4)(ix)     Adjustments to interest rates or rates             X
                   of return for [pool assets] with variable
                   rates are computed based on the related
                   [pool asset] documents.

1122(d)(4)(x)      Regarding any funds held in trust for              X
                   an obligor (such as escrow accounts): (A)
                   such funds are analyzed, in accordance
                   with the obligor's [pool asset] documents,
                   on at least an annual basis, or such
                   other period specified in the transaction
                   agreements; (B) interest on such funds is
                   paid, or credited, to obligors in
                   accordance with applicable [pool asset]
                   documents and state laws; and (C) such
                   funds are returned to the obligor within
                   30 calendar days of full repayment of the
                   related [pool assets], or such other number
                   of days specified in the transaction
                   agreements.

1122(d)(4)(xi)     Payments made on behalf of an obligor              X^8
                   (such as tax or insurance payments) are
                   made on or before the related penalty or
                   expiration dates, as indicated on the
                   appropriate bills or notices for such
                   payments, provided that such support has
                   been received by the Servicer at least 30
                   calendar days prior to these dates, or
                   such other number of days specified in
                   the transaction agreements.

1122(d)(4)(xii)    Any late payment penalties in                      X^8
                   connection with any payment to be made on
                   behalf of an obligor are paid from the
                   Servicer's funds and not charged to the
                   obligor, unless the late payment was due
                   to the obligor's error or omission.

1122(d)(4)(xiii)   Disbursements made on behalf of an                 X^8
                   obligor are posted within two business
                   days to the obligor's records maintained
                   by the Servicer, or such other number of
                   days specified in the transaction
                   agreements.

1122(d)(4)(xiv)    Delinquencies, charge-offs and                     X
                   uncollectible accounts are recognized and
                   recorded in accordance with the
                   transaction agreements.

1122(d)(4)(xv)     Any external enhancement or other                                                          X
                   support identified in Item
                   1114(a)(1) through (3) or Item 1115 of
                   Regulation AB, is maintained as set
                   forth in the transaction agreements.

1) The activities pertaining to these criteria or portions of these criteria are performed by vendors retained by Midland which provided a separate assessment of compliance in accordance with Item 1122 of Regulation AB.

2) These criteria are inapplicable to the Servicing Platform as of December 31, 2007 and the Reporting Period since Midland, directly or through its Vendors, was not required to perform any related activities.

3) Advances to investors for uncollected payments and other certain uncollected fees or penalties are made, reviewed and approved as specified in the transaction agreements. Under the Security Transaction Agreements, Midland is not required to make any guarantees regarding collections, cash flows or distributions.

4) The custodial accounts related to the transaction agreements are separately maintained (e g. with respect to commingling of cash). Under the Security Transaction Agreements, Midland is not required to maintain any cash reserve accounts or accounts established as a form of overcollateralization.

5) The criterion 1122 (d)(3)(i)(C) is inapplicable to the Platform as of December 31, 2007 and for the Reporting Period based on the activities performed by Midland.

6) Midland has defined the "Investor" as a party to whom Midland reports and remits under the applicable transaction agreements.
Midland has no responsibility for the transaction waterfall or allocation calculations and payments or individual security holder records.

7) As it relates to this criterion, Midland is only responsible for collateral security of pool assets if a loan file is requested from the document custodian. Files are only requested to accommodate certain servicing requirements on delinquent loans or upon loan liquidation.

8) Midland performs the activities pertaining to these criteria, except for specific, limited activities performed by its tax and/or hazard insurance vendors. Midland has elected to take responsibility for assessing compliance with these servicing criteria with respect to the activities of its tax vendor. Midland's hazard insurance vendor has provided its own report on assessment of compliance with the applicable servicing criterion.
